UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2020

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on September 9, 2020, Mednax, Inc., a Florida corporation (“the “Company”), through Mednax Services, Inc., a Florida corporation and wholly owned subsidiary of the Company (“Mednax Services”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Radiology Partners, Inc., a Delaware corporation (“Radiology Partners”), pursuant to which, on December 15, 2020, Radiology Partners acquired all of the outstanding equity interests (the “Transaction”) of Redwood Radiology, LLC, a Delaware limited liability company and wholly owned subsidiary of Mednax Services, which owned the Company’s radiology and teleradiology medical group, branded as Mednax Radiology Solutions.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by (i) the full text of the Purchase Agreement and the pro forma financial statements for the Transaction, copies of which are filed as Exhibit 2.1 and Exhibit 99.1 hereto, respectively, which are each incorporated by reference herein, (ii) the description of the Purchase Agreement contained in Item 8.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 10, 2020, which is incorporated by reference herein, and (iii) the description of the Purchase Agreement contained in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Commission on September 15, 2020, which is incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company previously delivered a conditional notice of full redemption to U.S. Bank National Association (the “Trustee”), the trustee for the Company’s 5.25% senior unsecured notes due December 1, 2023 (the “2023 Notes”), to redeem all $750 million of the outstanding principal amount of the 2023 Notes on January 7, 2021 (the “Redemption Date”) pursuant to the optional redemption provisions of the Indenture, dated December 8, 2015, as supplemented by the First Supplemental Indenture, dated December 8, 2015 (collectively and as further supplemented, the “Indenture”), governing the 2023 Notes (the “Redemption”). The Redemption was subject to and conditioned upon the closing of the Transaction. Pursuant to the terms of the Indenture, the 2023 Notes will be redeemed at the redemption price of 101.313% of the principal amount thereof plus accrued and unpaid interest on the 2023 Notes to, but not including, the Redemption Date. The Company intends to fund the Redemption using a portion of the proceeds from the Transaction.

Item 7.01	Regulation FD Disclosure.

On December 16, 2020, the Company issued a press release disclosing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated by reference herein. The information contained in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” with the Commission nor incorporated by reference in any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The board of directors of the Company (the “Board”) has determined to not effect the previously announced changes in name of (i) the Company to “Pediatrix Medical Group, Inc.” and (ii) Mednax Services to “PMG Services, Inc.”, which were approved by the Company’s shareholders at the Company’s 2020 Annual Meeting of Shareholders (the “Name Changes”), due to, among other factors, the cost to fully implement the Name Changes, the diversity of the Company’s remaining physician services business beyond specific Pediatrix lines and the ability of the Company’s service lines to use the Company’s Pediatrix and Obstetrix brands without the need to re-brand the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

2.1+	Securities Purchase Agreement, dated as of September 9, 2020, by and between Mednax Services, Inc. and Radiology Partners, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on September 15, 2020).

99.1	Pro Forma Financial Statements with Respect to Disposition of Redwood Radiology, LLC.

99.2	Press Release of Mednax, Inc. dated December 16, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Portions of this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K because they are both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to promptly provide an unredacted copy of the exhibit or a copy of the omitted schedules and similar attachments on a supplemental basis to the Commission or its staff, if requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: December 21, 2020

	By:	/s/ C. Marc Richards
C. Marc Richards Chief Financial Officer